UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 7, 2010 (September 3, 2010)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)
One Coca-Cola Plaza Atlanta, Georgia		30313 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 676-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported, on February 25, 2010, The Coca-Cola Company, a Delaware corporation (“TCCC”), Coca-Cola Enterprises Inc., a Delaware corporation (“CCE”), International CCE, Inc., a Delaware corporation and a wholly-owned subsidiary of CCE (“New CCE”), and Cobalt Subsidiary LLC, a Delaware limited liability company and a wholly-owned subsidiary of TCCC (“Merger Sub”), entered into a Business Separation and Merger Agreement (the “Merger Agreement”), pursuant to which TCCC will acquire all of the North American business of CCE (the “Merger”).

On February 25, 2010, March 8, 2010 and March 10, 2010, three putative shareholder class action complaints were filed in the Superior Court of Fulton County, Georgia on behalf of all shareholders of CCE (other than defendants) challenging the proposed Merger. The action is captioned In re The Coca-Cola Shareholders Litigation (C.A. No. 2010-cv-182035) (the “Georgia Action”). The complaint alleges that by virtue of TCCC’s stock ownership and business dealings with CCE, TCCC controls and dominates CCE and therefore owes CCE a duty of entire fairness and a duty not to misuse its control of CCE for its own ends, which TCCC breached because, among other things, the proposed Merger is unfair as to price and process. Plaintiffs further allege that the CCE directors have violated their fiduciary duties of care, loyalty, candor and good faith by pursuing the proposed Merger, which is not entirely fair to CCE shareholders because, among other things, the May 25, 2010 Form S-4 Registration Statement filed by New CCE with the SEC fails to provide shareholders with the material information relevant to determine the fairness of the proposed Merger and evidences the CCE directors’ failure to appropriately consider the proposed Merger. In addition, on March 1, 2010, March 3, 2010, March 8, 2010 and March 10, 2010, five putative shareholder class action complaints were filed in the Court of Chancery of the State of Delaware on behalf of all shareholders of CCE (other than defendants) challenging the proposed Merger. The consolidated action is captioned In re Coca-Cola Enterprises, Inc. Shareholders Litigation (Consolidated C.A. No. 5291- VCN) (the “Delaware Action”). The complaint alleges that the proposed Merger arises out of an unlawful plan and scheme for TCCC to acquire CCE’s entire North American bottling business for grossly inadequate consideration and in breach of defendants’ fiduciary duties.

On September 3, 2010, the parties to the Georgia Action executed a memorandum of understanding (the “MOU”) containing the terms for the parties’ agreement in principle to resolve the Georgia Action. The MOU provides, among other things, that, in consideration for the settlement of the Georgia Action, the Merger Agreement will be amended to reflect that (i) the Termination Fee, as defined in Section 8.2(c) of the Merger Agreement is reduced from $200,000,000 to $180,000,000, (ii) Section 8.2(d)(D) of the Merger Agreement is modified such that the 365 calendar day period following the termination of the Merger Agreement referred to in that paragraph is reduced to nine (9) months following the termination of the Merger Agreement, (iii) Section 6.22 of the Merger Agreement is modified such that the time during which New CCE shall have the right to purchase all of TCCC’s right, title and interest in the German Entity (as defined in the Merger Agreement) is expanded from a period of eighteen (18) months to thirty-six (36) months after the date of the Merger Agreement to a period of (18) months to thirty-nine (39) months after the date of the Merger Agreement, and (iv) the survival period for the representations and warranties in the Merger Agreement as set forth in the first sentence of Section 9.1 therein, with certain exceptions, is reduced from one (1) year to nine (9) months from the Closing Date, as defined in the Merger Agreement.

On September 6, 2010, TCCC, CCE, New CCE and Merger Sub entered into Amendment No. 1 to the Business Separation and Merger Agreement (“Amendment No. 1”) reflecting the foregoing amendments to the Merger Agreement.

Except as otherwise specifically amended in Amendment No. 1, the Merger Agreement, as modified by Amendment No. 1, remains in full force and effect. A copy of Amendment No. 1 is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.  Other Events.

The response to Item 1.01 is hereby incorporated into this Item 8.01.

(d)           Exhibits

Exhibit No.	Description

Exhibit 2.1
Amendment No. 1, dated as of September 6, 2010, to the Business Separation and Merger Agreement, dated as of February 25, 2010, by and among Coca-Cola Enterprises Inc., International CCE Inc., The Coca-Cola Company and Cobalt Subsidiary LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: September 7, 2010	By:	/s/ Kathy N. Waller
		Name:	Kathy N. Waller
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1
Amendment No. 1, dated as of September 6, 2010, to the Business Separation and Merger Agreement, dated as of February 25, 2010, by and among Coca-Cola Enterprises Inc., International CCE Inc., The Coca-Cola Company and Cobalt Subsidiary LLC